EXHIBIT 23.5

BDO Audiberia Auditores	Juan Bravo, 3-B, 6' ® 28006 Madrid - España Teléfono: 00 34.914 364 190 Fax. 00 34-914 364 191/192 Email bdoMbdo.es

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Telefónica, S.A. on Form F-4 of our report dated February 6, 2004, relating to the financial statements of Terra Networks España, S.A.U. as of December 31, 2003 and 2002 and the related statements of profit and loss for each of the three years in the period ended December 31, 2003, which report appears in the 2003 Annual Report on Form 20-F of Terra Networks, S.A.

April 12, 2005
BDO Audiberia Auditores,S.L.